EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-65789 of Dollar General Corporation on Form S-8 of our report dated June 18, 1999, appearing in the Annual Report on Form 11-K of the Dollar General Corporation 401K Savings and Retirement Plan for the year ended December 31, 1998.


/s/DELOITTE & TOUCHE LLP

Nashville, Tennessee
June 29, 1999